                                                 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 27, 2024, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of U.S. Silica Holdings, Inc. on Form 10-K for the year ended December 31, 2023. We hereby consent to the incorporation by reference of said reports in the Registration Statements of U.S. Silica Holdings, Inc. on Form S-3ASR (333-258323) and Forms S-8 (333-179480, 333-204062, 333-238198, 333-256389, 333-265119 and 333-272084).

/s/ Grant Thornton LLP
Houston, Texas
February 27, 2024